UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CHOCOLATE BAYOU SCIENTIFIC INC.
            (Name of small business issuer in its charter)


           Nevada                          5499              76-0616463
(State or jurisdiction of   (Primary Standard Industrial  (I.R.S.Employer
    incorporation or         Classification Code Number) Identification No.)
    organization)


           David Smith                               With a copy to:
     510 West Hastings Street
            Suite 1010                            Roger L. Shoss, Esq.
     Vancouver, B.C. V6B IL8                       Shoss & Associates
          (604) 818-8777                        700 Louisiana, Suite 4260
                                                  Houston, Texas 77002
                                                     (713) 225-0502

         Approximate date of proposed sale to the public
     As soon as practicable after the effective date of this
                     Registration Statement

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
____________________________________
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_________________________________________________
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_________________________________________________
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_________________________________________________
          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Tile of each    Amount to be  Proposed            Proposed    Amount
                registered    maximum offering    maximum     of regis-
class of                      price per unit      aggregate   tration
securities                                        offering    fee
to be                                             price
registered

Common Stock    4,000,000     0.02 per share(1)   80,000.00   $35.00

(1) No exchange or over-the-counter market exists for Chocolate Bayou Scientific Inc. (the Company)s common stock. The most recent sale of the Companys common stock from one investor to another occurred on April 1, 2000 when the Company initially transferred 1,250,000 shares each to David Smith and Brian Griffith in exchange for $1,250.00 from each of them worth of expenses, resulting in a value of $0.001 per share. The Company believes this transaction supports a bona fide estimate of per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

     The registrant will amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           PART I  INFORMATION REQUIRED IN PROSPECTUS
                        SUBJECT TO COMPLETION
     Information contained herein may be completed or amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of any offer to buy nor may these securities be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state

                 PRELIMINARY PROSPECTUS DATED: ____________, 2000

                    CHOCOLATE BAYOU SCIENTIFIC INC.

                       510 West Hastings Street
                              Suite 1010
                        Vancouver, B.C. V6B IL8
                            (604) 818-8777


  4,000,000 Shares of Common Stock to be offered by the Company
     This is the initial public offering of common stock of Chocolate Bayou Scientific Inc., and no public market currently exists for shares of the Companys common stock. This prospectus is part of a registration statement that permits the Company to sell shares on a continuous or delayed basis in the future. There have been no sales of shares from one investor to another.

     These securities will be offered at a price of $0.02 per share for as long as this registration statement is valid.

     This is not an underwritten offering, and the Companys stock is not listed on any national securities exchange or the Nasdaq Stock Market.

          This offering involves a high degree of risk.

           See Risk Factors which begins on page 3.

     Neither the Securities and Exchange Com mission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                        TABLE OF CONTENTS


General                                                        3

Risk factors                                                   4

Administrative offices                                         4

Employees                                                      4

Managements discussion and analysis of plan of operations      5

Use of proceeds.                                               5

Determination of offering price                                5

Dilution                                                       5

Selling securities holders                                     6

Plan of distribution                                           6

Legal proceedings                                              6

Directors and executive officers                               6

Security ownership of certain beneficial owners and management 7

Description of securities                                      7

Interest of named experts and counsel                          8

Disclosure of commission position of indemnification for
securities act liabilities                                     8

Description of business                                        8

Managements discussion and analysis or plan of operation.      15

Description of property                                        16

Certain relationships and related transactions                 17

Market for common equity and related stockholder matters       17

Executive compensation                                         17

Financial statements                                           17

Changes in and disagreements with accountants on accounting    17

Indemnification of directors and officers                      18

Recent sales of unregistered securities.                       18

Exhibits                                                       18

Post-amendment filings                                         22

Signatures                                                     22

GENERAL
     Chocolate Bayou Scientific Inc. was incorporated under the laws of the State of Nevada on August 18, 1999 whose principal offices are located in Vancouver, British Columbia. The Company is in the early developmental and promotional stages. To date, the Company has worked solely on organizational activities; specifically, raising its initial capital and developing its business plan. The Company has not commenced operations. The Company has no full time employees and owns no real estate.
Under its corporate charter, the Company may engage in any activity for which corporations may be organized under the General Corporation Law of the State of Nevada. Currently the sole asset of the Company is a License Agreement between it and David R. Mortonson & Associates under which the Company has the right to market vitamins, minerals and nutritional supplements available through a third-party companys, Vitamineralherb.com, Inc., web site, in an area of southern Texas.


                          RISK FACTORS
     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of the Company. Investing in the Companys common stock involves a high degree of risk. Any of the following risks could adversely affect the Companys business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones the Company may face. Additional risks and uncertainties not presently know or that are currently deemed immaterial may also impair the Companys business operations.

     YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN
     This prospectus includes forward-looking statements identified by the use of words like believes, intends, expects, may, will, should or anticipates, or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. The Company bases all forward-looking statements upon estimates and assumptions about future events that are derived from information available to it on the date of this prospectus. Given the risks and uncertainties of the Companys business, actual results may differ materially from those expressed or implied by forward-looking statements. The Company cannot assure you that its future results, levels of activity and achievements will occur as it expects, and neither the Company nor any person assumes any responsibility for the accuracy and completeness of the Companys forward-looking statements.

     WE HAVE INCURRED LOSSES SINCE OUR INCEPTION ON AUGUST 18, 1999 AND EXPECT TO CONTINUE TO HAVE LOSSES FOR THE FORESEEABLE FUTURE.
     The Company has incurred a net loss in each quarter since inception and expects to incur net losses for the foreseeable future. The Companys success depends on increasing awareness of the Vitamineralherb.com brand, providing our customers with a quality online shopping experience and investing in systems and technology that will support increased traffic to Vitamineralherbs website.

     WE HAVE A SOLE SOURCE SUPPLIER AND ANY INTERRUPTION OR CHANGES IN THAT ARRANGEMENT MAY HAVE AN ADVERSE EFFECT ON OUR ABILITY TO OPERATE.
     Through its license agreement with David R. Mortenson & Associates, the company has entered into a relationship with Vitamineralherb.com, under which that company has licensed its trademarks to us and provides supply, fulfillment, promotional, administrative and other services to us. These trademarks and services are critical to our success. The agreements call for significant payments to Vitamineralherb.com for the foreseeable future. Termination of the intercompany agreements or the failure Of Vitamineralherb.com to perform its obligations under these agreements would materially harm our ability to obtain the products that we sell, to fill customer orders, to promote our business and to handle administrative matters efficiently. We depend on trademarks licensed from Vitamineralherb.com. Under the trademark license agreement, Vitamineralherb.com has licensed trademarks, including Vitamineralherb.com logo and name, to us on geographic basis in connection with our marketing and sale of products and services in online commerce. The Company depends on Vitamineralherb.com as a supplier. Vitamineralherb.com will fulfill the companys orders through its supplier, Ives.

     THE COMPANY HAS NO EMPLOYMENT AGREEMENTS WITH MR. SMITH OR MR. GRIFFITH AND THEY ONLY SPEND PART OF THEIR TIME ON THE BUSINESS OF THE COMPANY AND THEIR LEAVING MAY ADVERSELY IMPACT THE COMPANYS ABILITY TO OPERATE.
     The Company relies on Messrs. David Smith and Brian Griffith, who are both officers and directors of the Company. Neither is receiving a salary nor has an employment agreement with us. The Company does not expect either party to devote their full time efforts to it, but there is no agreement on how much time either Messrs. Smith or Griffith will devote to the Company. Each may spend a majority of their time on other business ventures. The loss of the services of Messrs. Smith or Griffith and/or the failure to recruit and retain qualified managers may result in an adverse impact on the development of the Companys business. The Company has not obtained any key-man life insurance on either Messrs. Smith or Griffith.

                     ADMINISTRATIVE OFFICES
     The Company will use space provided to it rent-free on a non-exclusive basis by its president, Mr. Smith, at 510 West Hastings
Street, Suite 1010, Vancouver, British Columbia V6B IL8.

                            EMPLOYEES
     The Company has no full time employees. The Companys president, Mr. Smith, and its secretary/treasurer, Mr. Griffith, have agreed to allocate a portion of their time to the activities of the Company, without compensation. They anticipate that the business plan of the Company can be implemented by his devoting no more than 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by each officer.

   MANAGEMENTS DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Companys Financial Statements and Notes thereto and other financial information included elsewhere in this Form SB-2. This Form SB-2 contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Companys actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Form SB-2.

                        USE OF PROCEEDS.

Subscription Level    50%                   100%

Amount of Proceeds    $40,000.00            $80,000.00

     The Company expects to use the net proceeds for organizational purposes, to conduct a search for employees, and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

                 DETERMINATION OF OFFERING PRICE
     The Company arbitrarily determined the price of its shares in this offering. The offering price is not an indication of and is not based upon the actual value of the Company. It bears no relation to book value, assets, earnings or any other recognized criteria of value of the Company. The offering price should not be regarded as an indicator of the future market price of the shares.

                            DILUTION
     The difference between the initial public offering price per share of the Companys stock and the pro forma net tangible book value per share of the Companys stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of stock outstanding.
     As of June 30, 2000, the Companys net tangible book value was (-$15,775) or (-$0.006) per share. After giving effect to our sale of
4,000,000 shares of stock in this offering and the receipt of estimated net proceeds from this offering (after deducting legal and accounting fees and estimated expenses of this offering), the Companys pro forma net tangible book value as of June 30, 2000 would have been $64,225.00, or $0.01 per share, representing an immediate increase in net tangible book value of $0.016 per share to existing stockholders and an immediate dilution of $0.016 per share to new investors.

                   SELLING SECURITIES HOLDERS
     There are no selling securities holders.

                      PLAN OF DISTRIBUTION
     This is not an underwritten offering. This prospectus is part of a registration statement that permits the Company to sell shares on a continuous or delayed basis in the future. The Company may sell some shares to the public when the registration statement becomes effective, or it may elect to sell some or all of their shares at a later date. The Company has not committed to keeping the registration statement effective for any set period of time.

                        LEGAL PROCEEDINGS
     The Company is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against the Company or its property contemplated by any governmental authority.

                DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth the name, age and position of each director and executive officer of the Company:

Name                               Age  Position
David C. Smith                     49   President, Director
Brian F. Griffith                  51   Secretary/Treasurer,
                                        Director

     David C. Smith has been president and director of the Company since, April 1, 2000. Since 1983 he has been with Black Tusk Realty, a firm which he founded, which is the dominant realtor in Squamish, British Columbia. Additionally, in that year, he established, and remains with, the real estate development and consulting firm of Lucas Investments which builds and sells houses in British Columbia. Since 1993, Mr. Smith has also worked as a fundraising consultant for several companies in the high tech industry.

     Brian F. Griffith has been secretary/treasurer of the Company since, April 1, 2000. Since 1975 he has run Brian F. Griffith & Co., an accounting firm in Barbados. He has served in various boards for private companies and for the Council of the Institute of Chartered Accountants. In the past he has served on the boards of the U.W.I. Finance Committee at Cave Hill, the Barbados Industrial Development Corporation, the Barbados National Bank, the Barbados Development Bank and the Barbados National Trust. Mr. Smith also served on the Council of the Institute of Chartered Accountants for seventeen years.

     The directors named above are elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreements. No employment agreements currently exist or are contemplated.

     Messrs. Smith and Griffith will devote their time to the Companys affairs on an as needed basis. As a result, the actual amount of time which they will devote to the Companys affairs is unknown and is likely to vary substantially from month to month.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of June 20, 2000, the Companys outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Companys common stock, and the shareholdings of all executive officers and directors as a group.

Name                  Shares Owned          Percentage of Shares
                                            Owned
David C. Smith        1,250,000             50%
Brian F. Griffith     1,250,000             50%

                    DESCRIPTION OF SECURITIES
     The following description of the Companys capital stock is a summary of the material terms of the Companys capital stock. This summary is subject to and qualified in its entirety by the Companys articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The Companys authorized capital consists of 25,000,000 shares of common stock, par value $.001 per share. Immediately prior to this offering, 2,500,000 shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of the Companys common stock.

     Because the holders of shares of the Companys common stock do not have cumulative voting rights, the holders of more than 50% of the Companys outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Companys directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment of all creditors.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of the Companys common stock are issued, the relative interests of existing shareholders may be diluted.


              INTEREST OF NAMED EXPERTS AND COUNSEL
     Neither Elliott, Tulk, Pryce, Anderson nor Shoss &
Associates was employed on a contingent basis in connection with the registration or offering of the Companys common stock.

    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES
     The Companys bylaws provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the Company, absent a finding of negligence or misconduct in the performance of their duty.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the forgoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                     DESCRIPTION OF BUSINESS
     Chocolate Bayou Scientific Inc. (the Company) was incorporated under the laws of the State of Nevada on August 18, 1999 and is in the early developmental and promotional stages. To date, the Companys only activities have been organizational, directed at raising its initial capital and developing its business plan.
The Company has not commenced operations.  The Company has no full time employees and owns no real estate. Under its corporate charter, the Company may engage in any activity for which corporations may be organized under the General Corporation Law of the State of Nevada. The Company has not been subject to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation or asset purchase outside of the ordinary course of business.
     The Company is in the business of marketing vitamins,
minerals and nutritional supplements in the state of Ohio.
This activity will be carried out pursuant to a License Agreement with David R. Mortenson & Associates which is itself subject to a License Agreement between David R. Mortenson & Associates and Vitamineralherb.com, Inc. (Exhibit 3.10). The Company will take orders for products offered by Vitamineralherb.com and transmit them through Vitamineralherb.coms web site. Customers may also directly access Vitamineralherb.coms website; if such customers originate from the marketing area licensed to the Company they
will be deemed the Companys customers.    Vitamineralherb.com
will collect an annual fee for the operation of its web site and ten percent of the gross of each sale. Vitamineralherb.com itself will not produce the products being marketed under its name and label. It has an arrangement with Ives Formulation Company, Inc. (Ives)(as successor to International Formulators and Manufacturers, Inc.) to produce and label products for Vitamineralherb.com. Fulfillment of customer orders will be by third-party shippers directly from Ives to the customers.
     This is a competitive industry, with low barriers to entry.
The Company has not yet gone beyond the developmental stage. The Company will be identified with the Vitamineralherb.com name and website and that third-partys ability to protect its intellectual property rights and its technological functionality is vital to the Companys viability. The nature of the products that the Company is marketing is such that the federal or state government may increase regulation. See Risk Factors for a more detailed discussion of these matters.
     The Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information, with respect to the Company and its common stock, see the registration statement and the exhibits and schedules thereto. Any document the Company files may be read and copied at the Commissions public reference rooms in Washington, D.C.; New York, New York; and Chicago,
Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. The
Companys filings with the Commission are also available to the public from the Commissions website at http://www.sec.gov.
     Upon completion of this offering, the Company will become subject to the information and periodic reporting requirements of the Securities Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commissions public reference rooms, and the website of the Commission referred to above.
                           DISCLOSURES
     In addition to the matters discussed under Risk Factors elsewhere in this prospectus, the following are some other issues which may affect the viability of the Company.

     THE COMPANY HAS A LIMITED OPERATING HISTORY AND MAY NOT BE SUCCESSFUL IN ADDRESSING EARLY STAGE CHALLENGES
     The Company is a new company in a new and volatile industry. The Company expects to encounter difficulties as an early stage company in the rapidly evolving online commerce industry. The Companys business strategy is unproven, and it may not be successful in addressing early stage challenges, such as establishing its position in the market and expanding its online presence and capabilities.

     THE COMPANY MAY NEED ADDITIONAL CAPITAL TO FUND OUR EXPECTED NEEDS FOR WORKING CAPITAL AND CAPITAL EXPENDITURES
     The Company may require substantial capital to fund its business. Since the Companys inception, it has experienced negative cash flow from operations and expects to experience significant negative cash flow from operations for the foreseeable future. The Company cannot be certain that additional financing will be available to it when required on favorable terms or at all. The Companys inability to obtain adequate capital would limit its ability to achieve the level of corporate growth that it believes to be necessary to succeed. If the Company raises additional funds in the future through the issuance of equity or debt securities, then these securities may have rights, preferences or privileges senior to the rights of the Companys common stock, and holders may experience additional dilution.

     THE COMPANY FACES INTENSE COMPETITION
     The Company competes with numerous resellers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Some of the Companys competitors may have greater access to capital than the Company does and may use these resources to engage in aggressive advertising and marketing campaigns. Aggressive advertising and promotion may generate pricing pressures which may adversely impact the Company.

     CONSUMERS MAY NOT ACCEPT AN ONLINE SOURCE FOR OUR PRODUCTS The Companys success depends on attracting and retaining a high volume of online customers at a reasonable cost. The Company may not be able to convert a large number of consumers from traditional shopping methods to online shopping. Factors that could prevent or delay the widespread consumer acceptance of purchasing vitamins, nutritional supplements and minerals online, and consequently our ability to increase our revenues, include: - shipping charges, which do not apply to shopping at traditional retail stores; - delivery time associated with online orders, as compared to the immediate receipt of products at a physical store; - pricing that does not meet consumer expectations of finding the lowest price on the Internet; - lack of consumer awareness of our online presence; - customer concerns about the security of online transactions and the privacy of personal health information; - product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online; - delays in responses to customer inquiries or in deliveries to customers; and - difficulty in returning or exchanging orders. The Company expects that competition will continue to increase because of the relative ease with which new websites may be developed. The nature of the Internet as an electronic marketplace may facilitate competitive entry and comparison shopping and may also render online commerce inherently more competitive than traditional retailing formats. Increased competition may reduce the Companys gross margins, cause the Company to lose market share and decrease the value of the Companys sub-license agreement with the Vitamineralherb.com brand.

     THE COMPANY MAY EXPEND MORE ON ADVERTISING THAN IT GAINS IN
INCREASED SALES
     The Company may rely on advertising to attract customers in southern Texas to the Vitamineralherb.com website. This advertising may not attract a significant number of customers or generate a substantial amount of sales.

     THE COMPANY DEPENDS ON THIRD-PARTY SHIPPERS TO DELIVER ITS PRODUCTS IN A TIMELY MANNER
     The Companys customers cannot visit physical stores to pick up its products. The Companys product distribution relies instead on third-party delivery services, including the United States Postal Service and United Parcel Service. Strikes and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase the Companys products because of this loss of convenience.

     THE COMPANY DEPENDS ON THIRD-PARTY COMPUTER SYSTEMS
     The Companys success depends on generating a high volume of traffic to Vitamineralherb.coms website. However, growth in the number of users accessing that companys website may strain or exceed the capacity of its computer systems and lead to declines in performance or system failure. The Company is forced to rely on Vitamineralherb.coms assurances that their computer systems will be adequate to handle consumer demand. Failure to accommodate increased traffic may decrease levels of customer service and satisfaction. Vitamineralherb.com must continually improve and enhance the functionality and performance of its website, order tracking and other technical systems to provide a convenient shopping experience. Failure to improve these systems effectively or within a reasonable period of time may cause customers to visit its website less frequently or not at all. New services or features may contain errors, and there may be delays or customer service errors while Vitamineralherb.com corrects them. If customers encounter difficulty with or do not accept new services or features, they may buy from other online vendors and cause the Companys sales to decline.

     THE COMPANY COMPUTER AND COMMUNICATIONS SYSTEMS MAY FAIL OR
EXPERIENCE DELAYS
     The Companys success, and in particular its ability to receive and fulfill orders and provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. System interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Vitamineralherb.coms website may also experience disruptions or interruptions in service due to failures by third-party communications providers. The Company depends on communications providers and Vitamineralherb.coms website host to provide it with access to Vitamineralherb.coms website in order to transmit the Companys orders to Vitamineralherb.com. In addition, the Companys customers depend on their own Internet service providers for access to our website. Periodic system interruptions will occur. These occurrences may cause customers to perceive the Companys website as not functioning properly and therefore cause them to stop using its services.

     THE COMPANY SOLE ASSET MAY BE IMPAIRED BY THIRD PARTY
ACTIONS OR OMISSIONS
     The Companys sole asset is a License Agreement between it and David R. Mortenson & Associates, which is subject to David R. Mortenson & Associates licensing agreement with Vitamineralherb.com. If David R. Mortenson & Associates defaults under its licensing agreement with Vitamineralherb.com, Inc., the Companys License Agreement may be worthless. Furthermore, Vitamineralherb.com, Inc. will fulfill the Companys orders pursuant to arrangements it has with Ives and a disagreement between those parties, or the inability or refusal of Ives to meet Vitamineralherb.coms orders may significantly harm the Companys customer relations and hurt the Companys future business. If there is a complete breakdown in relations or if Ives goes out of business, then the Company may not be able to find alternative suppliers in a timely fashion.

     EXTENSIVE GOVERNMENTAL REGULATION COULD LIMIT THE COMPANYS SALES OR ADD SIGNIFICANT ADDITIONAL COSTS TO OUR BUSINESS
     Because the online market for vitamins, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties in the millions of dollars and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

     GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD BRING ADDITIONAL BURDENS TO DOING BUSINESS ONLINE
     Online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and result in our selling fewer products. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws in the United States and abroad. We also may be subject to regulation not specifically related to the Internet, such as laws affecting catalog sellers. Several telecommunications carriers have asked the Federal Communications Commission to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. In this event, our margins could be negatively impacted.

     THE SALE OFVITAMINERALHERB.COM PRODUCTS INVOLVES PRODUCT LIABILITY AND OTHER RISKS
     Since the Companys activities as a marketer for Vitamineralherb.com products may leave it open to the argument that is a distributor of those products then it is possible that the Company, like any other distributor or manufacturer of products that are ingested, faces an inherent risk of exposure to product liability claims if the use of products results in illness or injury. If the Company does not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on its business. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of the Companys insurance coverage would harm it by adding further costs to its business and by diverting the attention of the Companys senior management from the operation of its business. Although the manufacturers may perform research and tests in connection with the formulation and production of the products that the Company sells, there are no conclusive clinical studies regarding many of its products. The Company depends upon customer perceptions about the safety and quality of its products and of similar products distributed by competitors. The mere publication of reports asserting that a particular product may be harmful may substantially reduce or eliminate sales of the product, regardless of whether the reports are scientifically supported and regardless of whether the harmful effects would be present at recommended dosages. Vitamins, nutritional supplements and minerals are subject to sharp increases in consumer interest, which in some cases stems from discussion of particular products in the popular press. A significant delay in or disruption of the supply of products to Vitamineralherb.com from suppliers and distributors may increase the Companys cost of goods and could result in a substantial reduction or termination of sales of some products.

     WE MAY BECOME LIABLE FOR INTERNET COMMERCE TAXES
     Recent federal legislation limits the imposition of state and local taxes on the Internet. In 1998, Congress passed the Internet Tax Freedom Act, which places a three-year moratorium on state and local taxes on (1) Internet access, unless such tax was already imposed prior to October 1, 1998, and (2) discriminatory taxes on online commerce. However, Congress may not renew this legislation in 2001, in which case state and local governments would be free to impose Internet-specific taxes on electronically purchased goods, in addition to any other taxes that may otherwise be imposed on the transaction. Any such taxes would make our business more costly to operate. Due to the high level of uncertainty regarding the imposition of new Internet-related taxes on online commerce, a number of states and a Congressional advisory commission are reviewing appropriate tax treatment for online commerce. The Company cannot predict the impact of additional laws or regulations on our business.

     MANAGEMENT HAS BROAD DISCRETION
     The Companys management has broad discretion in its
handling of the Companys affairs.  While currently the Company is solely focussed on the marketing of vitamins, minerals and nutritional supplements, the management of the Company may choose to enter into completely different types of business and/or abandon its current business. Investors may discover that the Company is engaged in a business which the investor never
intended to invest in.   The Companys management may evaluates
acquisition opportunities and, as a result, may engage in acquisition discussions, may conduct due diligence activities in connection with possible acquisitions, and, where appropriate, may engage in acquisition negotiations. Any completed acquisition would involve numerous risks, including difficulties in assimilating operations, services, products and personnel of the acquired company, the diversion of the Companys managements attention from other business concerns, entry into markets in which the Company has little or no prior experience, the potential loss of key employees, and the Companys inability to maintain subscribers or goodwill of the acquired businesses. In order to grow the business, management may continue to acquire businesses that it believes are complementary or it may seek businesses in entirely unrelated fields. Successfully implementing this strategy depends on our managements ability to identify suitable acquisition candidates, acquire companies on acceptable terms, integrate their operations and technology successfully with the Companys, retain existing subscribers and maintain the goodwill of the acquired business. The Company is unable to predict whether or when any prospective acquisition candidate will become available, or the likelihood that any acquisition will be completed. There are not, as of the effective date, any pending acquisitions.

     THE COMPANY DOES NOT INTEND TO PAY DIVIDENDS
     The Company does not currently intend to pay any dividends on its common stock. Its ability to pay cash distributions may be restricted by covenants in any future bank credit facility.

     THERE IS CURRENTLY NO PUBLIC MARKET FOR THE STOCK
     The Company is not currently and never has been marketed on any stock exchange or Nasdaq, including the OTC bulletin board system or the pink sheets and any purchasers of the Companys shares may find it extremely difficult to dispose of their shares.

     THE PENNY STOCK RULES COULD MAKE SELLING THE COMPANYS
SECURITIES MORE DIFFICULT

     Even when the Company is able to list its shares on the OTC bulletin board, its common stock will be a penny stock, under Rule 3a51-1 under the Securities and Exchange Act, unless and until the shares reach a price of at least $5.00 per share, we meet certain financial size and volume levels, or the shares are registered on a national securities exchange or quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period of time after the offering. A penny stock is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any penny stock, to deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10 (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any associated person of the broker-dealer (Rule15g-5); and to send monthly statements to customers with market and price information about the penny stock (Rule 15g-6). Our common stock will also be subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the penny stock purchasers account under certain standards, and deliver written statements to the customer with information specified in the rules. These additional requirements could prevent broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for our common stock. Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

 - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

 - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

 - boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

 - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

     Additionally, the Companys securities, when available for trading, may be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase accredited investors means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouses income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Companys securities to buy or sell in any market that may develop.


   MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

     The following discussion and analysis should be read in conjunction with the Companys Financial Statements and Notes thereto and other financial information included elsewhere in this Form SB-2. This Form SB-2 contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Companys actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Form SB-2.


                      RESULTS OF OPERATIONS

     During the period from August 14, 1998 (inception) through June 30, 2000, the Company has engaged in no significant operations other than organizational activities, acquisition of the License Agreement for marketing Vitamineralherb.com products and preparation for registration of its securities under the Securities Act of 1933. The Company received no revenues during this period.

     For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues other than interest income, and may continue to operate at a loss thereafter, depending upon the performance of the business.


                 LIQUIDITY AND CAPITAL RESOURCES

     The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholders equity. Consequently, the Companys balance sheet as of June 30, 2000 reflects current assets of $0.

     The Company will carry out its plan of business as discussed above. The Company cannot predict to what extent its liquidity and capital resources will be diminished.

     The Company may need additional capital to expand its business. No commitments to provide additional funds have been made by management or stockholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. Irrespective of whether the Companys cash assets prove to be inadequate to meet its operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash.


                     DESCRIPTION OF PROPERTY
     The Company has no properties and at this time has no agreements to acquire any properties. The officers of the Company currently work out of space they already maintain for their other business investments. The Companys main office will be 510 West Hastings Street, Suite 1010, Vancouver, British Columbia V6B IL8.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     No director, executive office or nominee for election as a director of the Company, and no owner of five percent or more of the Companys outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     No established public trading market exists for the Companys securities. The Company has no common equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that the Company has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by the Company.
     As of June 30, 2000, there were 2,500,000 shares of common stock outstanding, held by two shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, all of the Companys outstanding shares will be eligible for sale.
     To date the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon the Companys future earnings, if any, its financial condition, and any other factors as deemed relevant by the Board of Directors.

                     EXECUTIVE COMPENSATION
     The Companys officers and directors do not receive any compensation for their services rendered to the Company, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with the Company.

     The officers and directors of the Company will not receive any finders fee, either directly or indirectly, as a result of their efforts to implement the Companys business plan outlined herein. However, the officers and directors of the Company anticipate receiving benefits as shareholders of the Company.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.






 FINANCIAL STATEMENTS




Chocolate Bayou Scientific Inc.
(A Development Stage Company)


Index
Independent Auditors Report               F-1
Balance Sheets                            F-2
Statements of Operations                  F-3
Statements of Cash Flows                  F-4
Statement of Stockholders Equity          F-5
Notes to the Financial
Statements                         F-6 to F-7








Elliott Tulk Pryce Anderson
Chartered Accountants

Suite 1101
750 West Pender St.
Vancouver, BC
Canada V6C 2T8
Tel: 604/684C5357
Fax: 604/684C0187
E-Mail: admin@etpa.bc.ca
www.etpa.bc.ca
A Partnership of Incorporated Professionals
Robin A.W. Elliott, FCA
Don M. Prest, CA
Barrie C. Anderson, CA
Keith S. Elliott, CA
Lisa M. Humer, CA





Independent Auditors Report

To the Board of Directors
Chocolate Bayou Scientific Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Chocolate Bayou
Scientific Inc. (A Development Stage Company) as of June 30, 2000 and the related statements of operations, stockholders equity and cash flows for the period from August 18,1999 (Date of Inception) to June 30, 2000.
These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Chocolate Bayou Scientific Inc. (A Development Stage Company), as of June 30, 2000 and the results of its operations and its cash flows for the period from August 18, 1999 (Date of Inception) to June 30, 2000 in conformity with U.S. generally accepted accounting principles.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Companys ability to continue as a going concern.
Managements plans in regard to these matters are also discussed in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Elliott, Tulk, Pryce, Anderson
CHARTERED ACCOUNTANTS
Vancouver, Canada
July 5, 2000


(The accompanying notes are an integral
part of the financial statements)







Chocolate Bayou Scientific Inc.
(A Development Stage Company)

Balance Sheet
(expressed in U.S. dollars)



                                                                 June 30,
                                                                 2000
                                                                    $


                                                Assets
License (Note 3)                                                    -
                       Liabilities and Stockholders Equity

Current Liabilities

Accounts payable                                                    1,200
Accrued offering costs                                             12,000

                                                                   13,200
Contingent Liability (Note 1)

Stockholders  Equity
Common Stock, 25,000,000 shares authorized with a par value
of $.001; 2,500,000 shares issued and outstanding                    2500
Additional Paid-in Capital                                             75



                                                                    2,575


Deficit Accumulated During the Development Stage                  (15,775)


                                                                  (13,200)






Chocolate Bayou Scientific Inc.
(A Development Stage Company)
Statement of Operations
(expressed in U.S. dollars)

                                                             From
                                                             August 18, 1999
                                                             (Date of Inception)
                                                             to June 30, 2000

                                                              $


Revenues                                                      -

Expenses

            Offering costs                                    12,000
            Organization expenses                              2,575
             Transfer agent                                    1,200


                                                              15,775

Net Loss                                                     (15,775)







(The accompanying notes are an integral
part of the financial statements)













Chocolate Bayou Scientific Inc.
(A Development Stage Company)
Statement of Cash Flows
(expressed in U.S. dollars)

                                                        From August 18, 1999
                                                        (Date of Inception)
                                                        to June 30, 2000


                                                         $



Cash Flows to Operating Activities
          Net loss                                       (15,775)
Non cash items
          Expenses not paid with cash                      2,575
          Accounts payable                                 1,200
          Accrued offering costs                          12,000

Net Cash Used by Operating Activities                     -

Cash Flows from Financing Activities
          Increase in shares issued                       -

Net Cash Provided by Financing Activities                 -

Change in cash                                            -

Cash - beginning of period                                -

Cash - end of period                                      -


Non-Cash Financing Activities

        A total of 2,500,000 shares were issued at
        a fair market value of $0.001 per share for
        organization expenses                              2,500

        Organization expenses paid for by a director
        for no consideration treated as additional
        paid in capital                                       75


                                                           2,575

Supplemental Disclosures

Interest paid                                             -
Income tax paid                                           -







Chocolate Bayou Scientific Inc.
(A Development Stage Company)
Statement of Stockholders Equity
From August 18, 1999 (Date of Inception) to June 30, 2000
(expressed in U.S. dollars)




                                                                                Deficit
                                                                                Accumulated
                                                              Additional        During the
                                           Common    Stock    Paid-in           development
                                           Shares   Amount    Capital    Total  Stage

Balance - August 18, 1999
(Date of Inception)                        -        -          -         -      -

     Stock issued for $2,500 of
     organizational expenses               2500000  2,500      -         2,500  -
     Additional paid in capital for
     organizational expenses incurred
     by a director on behalf
     of the Company                        -        -          75        75     -

Net loss for the period                    -        -          -         -      (15,775)


Balance - June 30, 2000                    2500000  2,500      75        2,575  (15,775)









Chocolate Bayou Scientific Inc.
(A Development Stage Company)



Notes to the Financial Statements
(expressed in U.S. dollars)







1. Development Stage Company

Chocolate Bayou Scientific Inc. herein (the Company) was incorporated in the State of Nevada, U.S.A. on August 18, 1999.
The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the State of South Texas. The grantor of the license offers these products for sale from various suppliers on their Web Site.

In a development stage company, management devotes most of its activities in investigating business opportunities.
Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and find an appropriate merger candidate.
There is no guarantee that the Company will be able to raise any equity financing or find an appropriate merger candidate. There is substantial doubt regarding the Companys ability to continue as a going concern.

2. Summary of Significant Accounting Policies

(a) Year end

The Companys fiscal year end is June 30.

(b) Licenses

Costs to acquire licenses are capitalized as incurred. These costs will be amortized on a straight-line basis over their remaining estimated useful lives.

(c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(d) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods.
Actual results could differ from those estimates.

3. License

The Company acquired a license at no cost to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantors Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in Southern Texas. The license was acquired on February 14, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantors Web Site commencing on the anniversary date. The Grantor of the license retains 10% of the gross sales.



   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING


     Elliott, Tulk, Pryce, Anderson has served as the Companys independent auditor since inception, and the Company has not had any dispute with it over accounting or financial disclosure.








        PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Companys Articles of Incorporation provide for indemnification of its directors, officers, employees and agents, under certain circumstances, against attorneys fees and other expenses incurred by them in any litigation to which they become a party arising from their association with, or their activities on behalf of, the Company. The Company will also bear the expense of such litigation for any of its directors, officers, employees or agents, upon such persons promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company.


            RECENT SALES OF UNREGISTERED SECURITIES.
     On April 1, 2000 the initial directors of the Company caused the Company to sell 1,250,000 shares each to David C. Smith and Brian F. Griffith for $1,250 each in reimbursed expenses.




                    EXHIBITS


Exhibit 3.1 -- Articles of Incorporation




                   ARTICLES OF INCORPORATION

                               OF

                   Chocolate Bayou Scientific Inc.

        The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under and pursuant to the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:

                            ARTICLE I

       The name of the corporation is Chocolate Bayou Scientific Inc.

                           ARTICLE II

       The principal office of this corporation is to be at 50 West Liberty Street, Suite 880, Reno 89501, State of Nevada. The registered office of this corporation is the same as its principal office. The Nevada Agency and Trust Company is hereby named as Resident Agent of this corporation and in charge of its said office in Nevada.

                           ARTICLE III

       The nature of the business, objects and purposes to be transacted, promoted, or carried on by the corporation are:

       A. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity. and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.

       B. To purchase, receive, take by grant, gift, devise, bequest, or otherwise. lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.

       C. To engage generally in the real estate business as principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

       D. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:

       1. Inventions, devices, formulas, processes, improvements and modifications thereof;

       2. Letters patent, patent rights, patented processes, rights, designs, and similar rights, trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereto.

       3. Franchises, licenses, grants and concessions.

       A. To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

       B. To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.

       C. To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises and income.

       D. To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

       E. To promote and exercise all or any part of the foregoing purposes and powers in and all parts of the world, and to conduct its business in all or any branches in any lawful capacity.

       The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

                           ARTICLE IV

       The aggregate number of shares which the corporation shall have authority to issue is twenty-five million shares of common stock having a par value of $0.001 each.

       No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

       No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

                            ARTICLE V

       Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                            ARTICLE VI

The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less than one (l), or more than five (5). The first board of directors shall be 2. Members whose names and post office addresses are as follows:

J.P. Beehner
PO Box 2370
Alvin TX 77512-2370

Dorothy A. Mortenson

PO Box 5034
Alvin TX 77512-5034


                           ARTICLE VII

The initial number of stockholders will be 2. Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

                          ARTICLE VIII

     A. No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the directors capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such directors duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the directors office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     B. The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.
                           ARTICLE IX
       This corporation is to have perpetual existence.
        Dorothy A. Mortenson, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the state of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.
This ________ day of __________________, 19____.



Address:
PO Box 5034
Alvin TX 77512-5034


On ________________________________, 19___ before me, the
undersigned,
a Notary Public in and for said State, personally appeared
__________________
______________________________ to me known to be the person whose name
is subscribed to the within instrument and acknowledged to me that he executed the same.

WITNESS my hand and official seal.






Exhibit 3.2 -- By-laws



                            BYLAWS OF

                     Chocolate Bayou Scientific Inc.


                   CONTENTS OF INITIAL BYLAWS

ARTICLE                                                      PAGE

1.00 CORPORATE CHARTER AND BYLAWS
     1.01 Corporate Charter Provisions                       4
     1.02 Registered Agent or Office-Requirement
          of Filing Changes with Secretary of State          4
     1.03 Initial Business Office                            4
     1.04 Amendment of Bylaws                                4

2.00 DIRECTORS AND DIRECTORS MEETINGS
     2.01 Action Without Meeting                             5
     2.02 Telephone Meetings                                 5
     2.03 Place of Meetings                                  5
     2.04 Regular Meetings                                   5
     2.05 Call of Special Meeting                            5
     2.06 Quorum                                             6
     2.07 Adjournment-Notice of Adjourned Meetings           6
     2.08 Conduct of Meetings                                6
     2.09 Powers of the Board of Directors                   6
     2.10 Board Committees-Authority to Appoint              7
     2.11 Transactions with Interested Directors             7
     2.12 Number of Directors                                7
     2.13 Term of Office                                     7
     2.14 Removal of Directors                               8
     2.15 Vacancies                                          8
          2.15(a)   Declaration of Vacancy                   8
          2.15(b)   Filling Vacancies by Directors           8
          2.15(c)   Filling Vacancies by Shareholders        8
     2.16 Compensation                                       9
     2.17 Indemnification of Directors and Officers          9
     2.18 Insuring Directors, Officers, and Employees        9


ARTICLE   PAGE

3.00 SHAREHOLDERS MEETINGS
     3.01 Action Without Meeting                             9
     3.02 Telephone Meetings                                 9
     3.03 Place of Meetings                                  10
     3.04 Notice of Meetings                                 10
     3.05 Voting List                                        10
     3.06 Votes per Share                                    11
     3.07 Cumulative Voting                                  11
     3.08 Proxies                                            11
     3.09 Quorum                                             11
          3.09(a)   Quorum of Shareholders                   11
          3.09(b)   Adjourn for Lack or Loss of Quorum       12
     3.10 Voting by Voice or Ballot                          12
     3.11 Conduct of Meetings                                12
     3.12 Annual Meetings                                    12
     3.13 Failure to Hold Annual Meeting                     12
     3.14 Special Meetings                                   13

4.00 OFFICERS
     4.01 Title and Appointment                              13
          4.01(a)   Chairman                                 13
          4.01(b)   President                                13
          4.01(c)   Vice President                           14
          4.01(d)   Secretary                                14
          4.01(e)   Treasurer                                15
          4.01(f)   Assistant Secretary or
                    Assistant Treasurer                      15
     4.02 Removal and Resignation                            15
     4.03 Vacancies                                          16
     4.04 Compensation                                       16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
     5.01 No Authority Absent Specific Authorization         16
     5.02 Execution of Certain Instruments                   16

6.00 ISSUANCE AND TRANSFER OF SHARES
     6.01 Classes and Series of Shares                       17
     6.02 Certificates for Fully Paid Shares                 17
     6.03 Consideration for Shares                           17
     6.04 Replacement of Certificates                        17
     6.05 Signing Certificates-Facsimile Signatures          17
     6.06 Transfer Agents and Registrars                     18
     6.07 Conditions of Transfer                             18
     6.08 Reasonable Doubts as to Right to Transfer          18

7.00 CORPORATE RECORDS AND ADMINISTRATION
     7.01 Minutes of Corporate Meetings                      18
     7.02 Share Register                                     19
     7.03 Corporate Seal                                     19
     7.04 Books of Account                                   19
     7.05 Inspection of Corporate Records                    19
     7.06 Fiscal Year                                        20
     7.07 Waiver of Notice                                   20

8.00 ADOPTION OF INITIAL BYLAWS                              20


ARTICLE ONE-CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
     The Corporations Charter authorizes Twenty-five Million (25,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICE-REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE
     The address of the Registered Office provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Nevada is: 50 West Liberty Street, #880, Reno NV 89501.
     The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: The Nevada Agency and Trust Company.
     The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
     The address of the initial principal business office of the Corporation is hereby established as: PO Box 5034, Alvin TX 77512-5034.
     The Corporation may have additional business offices within the State of Nevada, and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
     The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders meeting following their adoption.

ARTICLE TWO-DIRECTORS AND DIRECTORS MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
     Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
     Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
     Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
     Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
     Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
     The presence throughout any Directors meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
     A quorum of the Directors may adjourn any Directors meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
     At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the Presidents absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
     The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders agreement, and these Bylaws.

2.10 BOARD COMMITTEES-AUTHORITY TO APPOINT
     The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
     Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
     The number of Directors of this Corporation shall be 2. No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
     Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.


2.14 REMOVAL OF DIRECTORS
     The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
     Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders meeting at which any Director is to be elected.

     2.15(a)   DECLARATION OF VACANCY
     A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude;
(c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.
     2.15(b)   FILLING VACANCIES BY DIRECTORS
     Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders meeting.
2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
     Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.



2.16 COMPENSATION
     Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
     The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

ARTICLE THREE-SHAREHOLDERS MEETINGS

3.01 ACTION WITHOUT MEETING
     Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by the holders of 51% of shares which would be entitled to vote on that action at a Shareholders meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
     Shareholders meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04   NOTICE OF MEETINGS
     The President, the Secretary, or the officer or persons calling a Shareholders Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
     At least ten (10), but not more than sixty (60), days before each Shareholders meeting, the officer or agent having charge of the Corporations share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
     Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholders duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
     Subject to any limitation stated in the Articles of Incorporation, every Shareholder entitled to vote at any election of Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholders shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08 PROXIES
     A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution.

3.09 QUORUM
     3.09(a)   QUORUM OF SHAREHOLDERS
    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders meeting.

     3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
     No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
     Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
     Meetings of the Shareholders shall be chaired by the President, or, in the Presidents absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretarys absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
     The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
     If, within any 13-month period, an annual Shareholders Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
     A special Shareholders meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to
Section 3.04 of these Bylaws. The notice of a special Shareholders meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR-OFFICERS

4.01 TITLE AND APPOINTMENT
     The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices, including President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

     4.01(a)   CHAIRMAN OF THE BOARD
     The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.
     4.01(b)   PRESIDENT
     Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

     4.01(c)   VICE PRESIDENT
     Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

     4.01(d)   SECRETARY
     The Secretary shall:
(1) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretarys refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
(2) Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
(3) Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
(4) Be custodian of the Corporations records and of any seal which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
(5) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

     4.01(e)   TREASURER
     The Treasurer shall:
(1) Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
(2) Receive, and give receipt for, monies due and payable to the Corporation.
(3) Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
(4) If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurers office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurers possession or control, in case of the Treasurers death, resignation, retirement, or removal from office.
Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
(5) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

     4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
     The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
     Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
     Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
     The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVE-AUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
     These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
     Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.



ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
     The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
     Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
     Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
     No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
     All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
     The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
     When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that persons right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE SEVEN-CORPORATE RECORDS AND ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
     The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
     The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
     The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

7.04 BOOKS OF ACCOUNT
     The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporations business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS
     A Director or Shareholder demanding to examine the Corporations books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Directors or Shareholders role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

7.06 FISCAL YEAR
     The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporations tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporations Employer Identification Number, shall reflect such non-calendar year election.


7.07 WAIVER OF NOTICE
     Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

              ARTICLE VIII     ADOPTION OF INITIAL BYLAWS
     The foregoing bylaws were adopted by the Board of Directors on August 19, 1999.

                                  ____________________________________
                                   J.P. Beehner

                                  ____________________________________
                                   Dorothy A. Mortenson



Attested to, and certified by:


____________________________________
Secretary

Exhibit 5.1 -- Opinion re: legality
Chocolate Bayou Scientific Inc.
510 West Hastings
Suite 1010
Vancouver, BC V6B IL8
Canada

June 30, 2000

     Re:  Chocolate Bayou Scientific Inc. Registration Statement on
Form SB-2

Ladies and Gentlemen:

     We have acted as counsel for Chocolate Bayou Scientific Inc., a Nevada corporation (the Company), in connection with the preparation of the Companys registration statement on Form SB-2 filed with the Securities and Exchange Commission relating to the public offering of up to 4,000,000 shares of the Companys public stock pursuant to the Securities Act of 1933. This opinion is being furnished pursuant to
Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits thereto; (b) the Companys organizational documents and minute books, and; (c) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the Companys shares are validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration statement and to all references to this Firm under the caption Interests of Named Experts and Counsel on the Registration Statement.

Very truly yours,

/s/ Roger L. Shoss
SHOSS & ASSOCIATES

Exhibit 10.1 -- License Agreement
                          LICENSE  AGREEMENT

THIS LICENSE AGREEMENT (Agreement) is made and effective as of February 14, 2000 by and between David R. Mortenson & Associates, a Texas general partnership (DRM), and Chocolate Bayou Scientific Inc., a
Nevada corporation (Licensee), with reference to the following facts:

A. DRM is the holder of certain rights to an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the Products) pursuant to an agreement between Vitamineralherb.com Corp. (Vita), a Nevada corporation, appended hereto as Exhibit C, which rights include the right to grant licenses for use of the system in various territories.

A. Licensee desires to market the Products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers (Customer(s)) in the Territory, as hereinafter defined. Customers will be able to buy the Products on a continuing basis through Vitas Web Site.

NOW THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1. Scope of Agreement. This Agreement shall govern all Products sold through Vitas Web Site to any of Licensees customers
     (Customer(s)). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the Product(s) to be ordered through Vitas Web Site.
     The parties agree that Exhibit A will be amended from time to time to include similar information with respect to any future orders of the same product or orders of future Product(s) ordered through Vita by DRM or by Sub-licensee(s) or Customers. Pricing may be amended from time to time on the Web Site. The price posted on the Web Site at the time of order shall prevail. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

1. Grant of License; Territory. Territory shall be that territory in the state of Texas lying south and east of a line beginning at the point where US Hwy 190 crosses the Taxas/Louisiana border, thence south and west along US Hwy 190 to the intersection of US Hwy 190 and Hwy 77, thence south along Hwy 77 to the Gulf of Mexico. DRM grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

1.   Manufacture of Products.  All Products marketed through Vitas
     Web Site shall be manufactured, packaged, prepared, and shipped in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Products weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

1.   Labeling; Packaging. Products shall be labeled with Standard
     Labels, except for Private Label Products, as described herein. Standard labels shall contain all information necessary to conform to regulatory and industry requirements.

1. Private Label Products. Vitamins, minerals, herbs, and nutritional supplement products may be available for sale with labels customized for Customer (Private Label Products). DRM shall cause supplier to affix labels to the Private Label Products which have been furnished by Customer which are consistent with suppliers labeling equipment and meet all federal and/or state labeling requirements for the Private Label Product(s) ordered. Pricing for Private Label Products shall be as determined by supplier and posted on the Web
     Site at the time of order.

1. Shipping. Shipping shall be by UPS ground unless Customer requests and pays for overnight shipping by UPS. Shipping and handling fees for overnight shipping will be posted on the Web Site.
     The price shall be the price posted on the Web Site at the time of order. All orders from suppliers stock shall be shipped within seventy-two
     (72) hours of receipt of order. Items not in stock (back orders) shall be shipped on a timely basis, but not later than four to six weeks from time of order.

1. Products and Pricing. The initial pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time, and such amendments will be posted on the Web Site. Terms are payment by credit card or electronic funds transfer at time of purchase.
2. Minimum Order Quantities for Vitamin, Mineral, and/or Nutritional Supplements. The minimum order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units.

1.   Web Site Maintenance; Fees.  Vita will maintain Vitas Web Site
     (the Web Site). The Web Site shall post current prices for all Products. Customers will be able to obtain unique identification codes (Userid(s)) and select passwords on the Web Site. The
     Web Site will be operated in a manner that ensures secure Internet financial transactions. Licensee shall pay Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web Site.

1. Orders. All Products shall be ordered through the Web Site. In jurisdictions in which sales tax would be collected on retail sales of the Products, Licensee shall ensure that each Customer provides a sales tax ID number for exemption from sales tax.
     Licensee shall assist its Customer to register on the Web Site.
     Each Customer shall be issued a Userid and shall select a password upon registration. Upon ordering, Customer must pay for Product by credit card, debit card, or by electronic funds transfer (e-check) and all funds will be remitted to Vita. Upon receipt of order, Vita will email the supplier to purchase the Product(s) ordered. Supplier will drop-ship the order directly to customer in accordance with Section 7,Shipping.

1.   Override; Payment to Licensee.  Licensee agrees that Vita shall retain a 10% override on gross sales made through the Web Site by Licensee. Vita agrees to pay supplier for the Product purchased upon receipt of cleared funds. Vita will retain its override and will remit the balance to Licensee by the tenth day of the month following sales. Vita further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee through the Web Site detailing the
     purchases from each Customer.   Vita will e-mail the Monthly Sales
     Report to Licensee by the tenth day of the month following such sales.

1. Warranties and Indemnification. DRM warrants that all Products, including Joint Formula Products but not including Customer Formula Products, shall be fit for the purpose for which produced and shall be in full and complete compliance with all local, state, and federal laws applicable thereto. DRM warrants that all Custom Products shall be manufactured in accordance with Customers specifications. DRM warrants that all non-Private Label Products shall be correctly and accurately described on each label affixed thereto, and that all labeling affixed thereto shall be in full and complete compliance with all local, state, and federal laws applicable thereto. DRM warrants, covenants and certifies that its supplier(s) manufacturing facilities comply with applicable federal, state, city, county, and municipal laws, rules, regulations, ordinances, and codes in all material respects. DRM hereby agrees to indemnify, hold harmless and defend Licensee, its Customers, Buyers, affiliates, directors, officers, agents and representatives from and against any loss, claim, and expense (including attorneys fees and costs, and costs of a recall of Product) incurred or suffered as a consequence of DRMs breach of its product warranties as set forth herein.

1.   Nature of Relationship.  (a)   This Agreement does not constitute
     nor empower the Licensee as the agent or legal representative of the DRM for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.

          (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

1.   Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by Licensees Customer shall be owned by Customer (Customer Formula), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c)  Joint Formulas. If Vita and Customer jointly create a
          formula (Joint     Formula), such Joint Formula will be
          jointly owned by the parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.

1. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides written notice of termination to the other party ninety (90) days prior to the end of the term. Licensee may terminate this Agreement for any reason at any time upon ninety (90) days written notice to DRM. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of breach. Upon notice from the non-breaching party, the breaching party shall have fourteen (14) days to cure the breach, after which period, if not cured, the Agreement shall be automatically terminated. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

1.   Override; Payment to Licensee.  All purchases shall be made through the Web Site, and payments shall be made by credit card or other approved method of payment, such as be electronic fundstransfer or debit card. Licensee agrees that Vita shall retain a 10%override on all sales made through the Web Site by Licensee(s). Vitaagrees to pay supplier for the Product purchased, retain Vitas override, and remit the balance to Licensee. Vita further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee
     through the Web Site.   Vita will deliver the printed breakdown by the
     tenth day of the month following such sales.

1. Trade Secrets. Vita and DRM and Licensee(s) are the owners of certain products, technology, information, customer lists,services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each partys business which data is not publicly known and derives economic value from not being publicly known (collectively Trade Secrets).
     Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

1. Governing Law; Dispute Resolution. This Agreement shall be governed by Texas law in accordance with the Dispute Resolution Agreement attached hereto as Exhibit B.

1. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:   Mr. David R. Mortenson,
                                        President
                                        P.O. Box 2370
                                        Alvin TX 77512-2370

                                        If to David R. Mortenson &
                                        Associates:
                                        Mr. David R. Mortenson
                                        P. O. Box 5034
                                        Alvin TX 77512-5034
                                        Fax:(281)388-1047

                    If to Licensee:     Chocolate Bayou Scientific
                                        Inc.
                                        P. O. Box 5034
                                        Alvin TX 77512-5034

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Chocolate Bayou Scientific Inc.
a Nevada corporation


By:
     J. P. Beehner, President

DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership



By _________________________________
     David R. Mortenson, General Partner



                                EXHIBIT A
                        PRODUCT SPECIFICATIONS


     In the event of any inconsistency between the terms of Customers purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.

Short Product Name: _____________________________

Exact Product Ingredients and Percentages:











Other Product Specifications:

Color: ___________ Tablet Type: ____________
Consistency:______________

Weight: _______ Bottle Size/Color:____________ Bottle Count:
___________

Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____

Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.

Labels: Labels and/or boxes to be provided by Customer [identify any size] _________

Labels/Boxes to be Received by [date] _____ to ensure timely delivery

Master Pack/Wrapping/Palleting Requirements (if any):_________________________

Ship to Address: _________________________________________________

Order Quantity: (minimum 5,000 BOTTLES): ________

Price: _____________ FOB Ivess facility in San Diego, CA.

Delivery Dates(s): _______________________________________

Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified
_________________________

Purchase Order Number: ________________

Date of Purchase Order: ________________



                               EXHIBIT B

DISPUTE RESOLUTION AGREEMENT THIS DISPUTE RESOLUTION AGREEMENT (Dispute Resolution Agreement) is entered into and effective as of February 14, 2000 by and between David R. Mortenson & Associates, a Texas general partnership, and Chocolate Bayou Scientific Inc., a Nevada corporation.

1. INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated February 14, 2000 between the parties (Agreement). As used in this Dispute Resolution Agreement, the term dispute is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to,or involving the Agreement or the transactions evidenced by the Agreement (collectively Dispute).

2. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:

           A. Correspondence. Either party may initiate negotiation proceedings by writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.

          B. Meeting. If correspondence does not resolve the Dispute, then the authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty (30) days from the parties last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at DRMs corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation (as provided below) by written notice to the other party.

1.    MEDIATION.

          A. There shall be a single mediator. If the parties cannot agree upon an acceptable mediator within ten (10) days of termination of the negotiation, each party shall select one mediator from a list of not less than five (5) mediators provided by the other party. These two mediators shall select a third mediator who shall serve as the sole mediator.

          B. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be held in Houston, Texas. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.

1. FINAL AND BINDING ARBITRATION. Should any Dispute (or part thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in Houston, Texas. The arbitration shall be governed by the laws of the State of Texas and the following provisions, which shall supersede the Texas rules of civil procedure in the event of any inconsistency:

          A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.

          B. Discovery. No discovery shall be permitted, absent a showing of good cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.

          C. Equitable Remedies. Any party shall have the right to seek a temporary restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).

          D. Attorneys Fees; Arbitration Costs. Each party may be represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys/representatives fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys fees to the other party.

          E. Scope of Arbitration; Limitation on Powers of Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of Texas or federal law, in those instances in which federal law applies.

          F. Designation of Witnesses/Exhibits; Duration of Arbitration Process; Written Decision. At least thirty (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days o fthe selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.

1.   MISCELLANEOUS

          A. Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.

          B. Severability. Should any portion of this Dispute Resolution Agreement be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.

     C. Confidentiality. The parties agree that they will not disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the partys employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.

          D. Time to Initiate Claims. An aggrieved party must mail and the other party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the One Year Statute of Limitations). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.

     E. Entire Agreement. These dispute resolution provisions express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be modified in a writing signed by both parties.

          F. Successors. This Dispute Resolution Agreement is binding upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.

     G. Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute Resolution Agreement (including, but not limited to, equitable actions contemplated by
          Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of Harris, Texas or the federal court for the Southern District of Texas.

          H. Notice. Any notice or communication required to be given hereunder shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.

David R. Mortenson &
Assoc.:   David R. Mortenson,
Gen. Partner

P. O. Box 5034
Alvin, Texas 77512-5034
Fax: 281-388-1047
Phone: 281-331-5580


Chocolate Bayou Scientific Inc.:

J. P. Beehner
3030 FM 518 Apt 221
Pearland, TX 77584-7817
Fax: 281-331-9442
Phone: 713-436-2787


          I. Acknowledgment of Legal Effect of this Dispute Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.

     IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.

Chocolate Bayou Scientific Inc.           David R. Mortenson &
                                          Associates
a Nevada corporation                      a Texas General Partnership



By:                                     By:
Title:    President                     Title: General Partner





Exhibit 23.1 -- Consent of Independent Auditors

                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions
Accountants On Accounting And Financial Disclosure and
Interests Of Named Experts And Counsel and to the use of our report dated July 5, 2000 in the Form SB-2 Registration Statement of Chocolate Bayou Scientific Inc. for the registration of shares of its common stock.


Vancouver, Canada
July 11, 2000

Elliott, Tulk, Pryce, Anderson
CHARTERED ACCOUNTANTS

/s/ Elliott, Tulk, Pryce, Anderson

Elliott, Tulk, Pryce, Anderson



                     POST-AMENDMENT FILINGS
     The Company hereby undertakes to file a post-effective amendment to this registration statement during any period in which it offers or sells securities pursuant to Rule 415, and will include an updated prospectus with such amendment as required by the Securities Act.


                           SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July 12 , 2000

/s/ Chocolate Bayou Scientific Inc
By: /s/ David Smith, President (Signatures and Title)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature)
/s/ David C. Smith
David C. Smith as President and Director

/s/ Brian F. Griffith
Brian F. Griffith as Secretary/Treasurer and Director

July 12, 2000